UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): April 11, 2016 (April 8, 2016)

CAESARS ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10410 (Commission File Number)	62-1411755 (IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109
(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Tariq Shaukat has informed the Company that he is contemplating relocation outside of Las Vegas, Nevada for personal family reasons, and as a result, that he intends to pursue employment elsewhere. Accordingly, to ensure a seamless transition in connection with any such resignation, on April 8, 2016, Caesars Enterprise Services, LLC and Mr.Shaukat entered into an amendment to Mr. Shaukat’s employment agreement.  Under the terms of the amendment, if Mr. Shaukat resigns with an effective date on or after May 31, 2016 and before December 31, 2016 he will be entitled to certain benefits subject to his execution of a release and compliance with the 18-month non-competition and non-solicitation clauses in his employment agreement.  A copy of the amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

9.01    EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement between Caesars Enterprise Services, LLC and Tariq Shaukat

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	CAESARS ENTERTAINMENT CORPORATION

By: /s/ SCOTT E. WIEGAND
Scott E. Wiegand
Senior Vice President, Deputy General Counsel and
Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement between Caesars Enterprise Services, LLC and Tariq Shaukat

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